naturalnano
delivering nanomaterial innovations

It is agreed on this 17th day of March, 2010, by NaturalNano, Inc., and Technology Innovations, LLC, that both parties settle the consultant agreement reflected in the attached agreement dated September 26th, 2008 between Technology Innovations, LLC and NaturalNano, INC. Michael Weiner, will receive 750,000 shares of S-8 NaturalNano stock representing Technology Innovations, LLC as their CEO.

This agreement settles any and all monies owed and obligations between Technology Innovations, LLC and NaturalNano, Inc., under the note dated September 26th, 2008.

Michael Weiner CEO
Technology Innovations, LLC

Jim Wemett acting CEO
NaturalNano, INC

NaturalNano, Inc. 15 Schoen Place Pittsford, New York 14534
P: 585.267.4848 F: 585.267.4861 · www.naturalnano.com · OTCB: NNAN